Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY OF 2002

I, James R. Belardi, certify that Athene Holding Ltd.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Athene Holding Ltd.

Date: May 8, 2020	/s/ James R. Belardi
James R. Belardi
Chairman, Chief Executive Officer and Chief Investment Officer
(principal executive officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.